Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-273792 on Form S-4 of our report dated March 28, 2022, relating to the financial statements of Immunome, Inc. appearing in the Annual Report on Form 10-K of Immunome, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

August 25, 2023